UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2016

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55275	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 42nd St- 20th Fl.

New York NY 10017
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

50 Park Place, Suite 1401, Newark, New Jersey 07102

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2016, the Company filed a Current Report on Form 8-K that disclosed, among other things, that the Company’s Chief Executive Officer, Charles S. Ramat, entered into a separation agreement with the Company, dated August 4, 2016 (the “Separation Agreement”), pursuant to which he agreed to resign from the board of directors of the Company (the “Board”) and all other positions that he holds with the Company, including Chief Executive Officer and President, on October 3, 2016 (unless the Board determines an earlier date). On August 29, 2016, the Board and Mr. Ramat agreed that Mr. Ramat’s resignation from the Board and all other positions shall occur on September 1, 2016 and he shall receive his separation payment pursuant to the Separation Agreement on such date.

Effective as of September 1, 2016, the Board appointed Dr. Susanne Wilke, Ph.D., currently a member of the Company’s Board of Directors, to serve as the Company’s Chief Executive Officer.  Dr. Wilke, age 53, has been a member of the Board of Directors since February 15, 2016. Dr. Wilke has years of experience in the biotechnology industry, with a focus on the pharmaceutical, diagnostic and therapeutic fields. Since August 2011, Dr. Wilke has served as President and Chief Executive Officer at CrossBridge International, LLC, an advisory firm she co-founded that specializes in integrating proprietary scientific developments with marketing and financial planning services. From January 2011 through August 2011, Dr. Wilke served as a consultant at The Monitor Group in New York. Her previous employment experience includes positions as Director of Worldwide New Product Assessment for General Medicine and Specialty Pharmaceuticals at Forest Laboratories, as Senior Associate and later Principal at NGN Capital, as Kauffman Fellow in Venture Capital at Schroder Ventures Life Sciences and as Project Leader for Metabolic Diseases at Hoffmann-La-Roche. Dr. Wilke holds a B.A. in Chemistry from Loyola University, a PhD in Organic Chemistry/Biochemistry and Drug Development from the University of Illinois and an M.B.A. from the Dartmouth Tuck School of Business.  Dr. Wilke does not have any family relationship with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

As compensation for her role as Chief Executive Officer of the Company, Dr. Wilke will receive a signing bonus of $10,000 on or around September 1, 2016 and $25,000 per month for a minimum of three months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Date: September 2, 2016	By: /s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer